                                                                    Exhibit 99.1

ADVOCAT INC.
277 MALLORY STATION ROAD, SUITE 130
FRANKLIN, TENNESSEE  37067
(615) 771-7575
                                                                    NEWS RELEASE

--------------------------------------------------------------------------------

Contact:  William R. Council, III
          Chief Executive Officer


                         ADVOCAT PROMOTES RAYMOND TYLER
                                       TO
              EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

FRANKLIN, Tenn. - (December 12, 2003) - Advocat Inc. (NASDAQ OTC:AVCA) announced today that Raymond L. Tyler was promoted to Executive Vice President and Chief Operating Officer.

Commenting on the appointment, William R. Council, III, president and chief executive officer, stated, "Ray Tyler's promotion to Executive Vice President and Chief Operating Officer recognizes his contributions to Advocat and his successful role in managing our operations. In his new role, he assumes the responsibility for Diversicare Assisted Living in addition to his current management responsibilities that include Diversicare Management Services and Diversicare Leasing Corporation."

Mr. Tyler (age 53) joined Advocat in January 2001 as Vice President of Operations and has served as Senior Vice President of Operations since October 2002. Prior to joining Advocat, he served as Senior Vice President Northeast Region at Vencor, Inc. and President and Chief Executive Officer of Hunter Care Centers.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These Forward-looking statements involve a number of risks and uncertainties, including but not limited to, uncertainty regarding the Company's ability to restructure or refinance its debt, the impact of under insured professional liability claims, factors affecting the long-term care industry in general, governmental reimbursement, government regulation, health care reforms, the impact of future licensing surveys, changing economic and market conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Advocat Inc. provides long-term care services to nursing home patients and residents of assisted living facilities in 9 states, primarily in the Southeast, and three provinces in Canada.

     For additional information about the Company, visit Advocat's Web site:
                            http://www.irinfo.com/avc


                                       ###